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                                 EXHIBIT 23.1
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                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Eastern Environmental Services, Inc. of our reports dated:

     (i) June 19, 1997 with respect to the combined financial statements of Waste Services, Inc. and Affiliates, included in the Company's Current Report on Form 8-K dated May 12, 1997 (as amended July 11, 1997 and July 25, 1997 on Form 8-K/A);

     (ii) September 12, 1997 with respect to the financial statements of Pappy, Inc. included in the Company's Current Report on Form 8-K dated August 15, 1997 (as amended October 10, 1997 on Form 8-K/A);

    (iii) December 12, 1997 with respect to the consolidated financial statements of Pine Grove, Inc. included in the Company's Current Report on Form 8-K dated December 1, 1997 (as amended February 17, 1998 on Form 8-K/A); and

     (iv) February 23, 1998 with respect to the consolidated financial statements of Eastern Environmental Services, Inc. for the three years ended June 30, 1997 included in its Current Report on Form 8-K dated February 27, 1998;

all filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
March 18, 1998